                          Morgan, Lewis & Bockius LLP
                              1800 M Street, N.W.
                            Washington, D.C. 20036

August 25, 2000

Nuveen Municipal Trust
333 West Wacker Drive
Chicago, Illinois 60606

Re: Opinion of Counsel regarding Post-Effective Amendment No. 7 to the Registration Statement filed on Form N-1A under the Securities Act of 1933 (File No. 333-14725).

Ladies and Gentlemen:

     We have acted as counsel for Nuveen Municipal Trust, a Massachusetts voluntary association (commonly known as a business trust) (the "Trust"), in connection with the above-referenced Registration Statement on Form N-1A (as amended, the "Registration Statement") which relates to the Class A Shares, Class B Shares, Class C Shares and Class R Shares (collectively, the "Shares"), par value $.01 per share, of each of the following series of the Trust: Nuveen High Yield Municipal Bond Fund, Nuveen All-American Municipal Bond Fund, Nuveen Insured Municipal Bond Fund, Nuveen Intermediate Duration Municipal Bond Fund, Nuveen Intermediate Municipal Bond Fund, and Nuveen Limited Term Municipal
Bond Fund (collectively, the "Series"). This opinion is being delivered to you in connection with the Trust's filing of Post-Effective Amendment No. 7 to the Registration Statement (the "Amendment") to be filed with the Securities and Exchange Commission on or about August 25, 2000 pursuant to Rule 485(b) of the Securities Act of 1933 (the "1933 Act"). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

     In connection with this opinion, we have reviewed, among other things, executed copies of the following documents:

     (a) a certificate of the Secretary of the Commonwealth of Massachusetts as to the existence of the Trust;

     (b) copies, certified by the Secretary of State of the Commonwealth of Massachusetts, of the Trust's Declaration of Trust and of all amendments thereto on file within the office of the Secretary of State (the "Declaration");

     (c) a certificate executed by Virginia L. O'Neal, an Assistant Secretary of the Trust, certifying as to, and attaching copies of, the Declaration and the By-Laws, and certain resolutions adopted by the Board of Trustees authorizing the issuance of the Shares; and

     (d)  a printer's proof, dated August 25, 2000, of the Amendment.

     In our capacity as counsel to the Trust, we have examined the originals, or certified, conformed or reproduced copies, of all records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinions hereinafter expressed. In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of all original or certified copies, and the conformity to original or certified copies of all copies submitted to us as conformed or reproduced copies. As to various questions of fact relevant to such opinion, we have relied upon, and assume the accuracy of, certificates and oral or written statements of public officials and officers or representatives of the Trust. We have assumed that the Registration Statement, as filed with the Securities and Exchange Commission, will be in substantially the form of the printer's proof referred to in paragraph (d) above. Finally, we have assumed that the Trust will file, on or before August 25, 2000, the appropriate documentation with the Secretary of State of the Commonwealth of Massachusetts validly changing the Trust's name from Nuveen Flagship Municipal Trust to Nuveen Municipal Trust.

     Based upon, and subject to, the limitations set forth herein, we are of the opinion that the Shares, when issued and sold in accordance with the Trust's Declaration and By-Laws, and for the consideration described in the Registration Statement, will be legally issued, fully paid and nonassessable, except that, as set forth in the Registration Statement, shareholders of the Trust may, under certain circumstances, be held personally liable for its obligations.

     The opinion expressed herein is limited to the laws of the Commonwealth of Massachusetts.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

Very truly yours,

/s/Morgan, Lewis & Bockius LLP